Exhibit 99.1

Industry-Leading Growth of Beer Business Generates Double-Digit Net Sales Increase
Modelo Especial Continues to Deliver Strong Performance and Leading Share Gains
in U.S. Beer Category in Dollar Sales in Tracked Channels

	Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) Per Share Attributable to CBI (EPS)	EPS Excluding Canopy EIE
First Quarter Fiscal Year 2024 Financial Highlights (1) | In millions, except per share data
Reported	$2,515	$765	$136	$349	$0.74	NA
% Change	6%	(6%)	(65%)	(44%)	(64%)	NA
Comparable	$2,515	$827	$535	$796	$2.91	$3.04
% Change	6%	4%	6%	8%	9%	5%
(1) Definitions of reported, comparable, adjusted, organic, and Canopy EIE, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, organic, and "excluding Canopy EIE" amounts are non-GAAP financial measures. NA=Not Applicable
HIGHLIGHTS
•Generates reported EPS of $0.74 and comparable EPS of $2.91; excluding Canopy EIE, achieves comparable EPS of $3.04
•Beer Business achieves strong double-digit net sales growth and a mid-single-digit depletion increase primarily driven by continued momentum of the Modelo brand family
•Wine and Spirits Business delivers strong relative performance in Circana channels across the higher-end wine portion of the portfolio outpacing corresponding segment of U.S. wine category in dollar sales growth

•Generates $665 million of operating cash flow, a decrease of 12%, and $388 million of free cash flow, a decrease of 31%
•Updates fiscal 2024 reported EPS outlook to $9.35 - $9.65 and affirms comparable EPS outlook of $11.70 - $12.00
•Affirms fiscal 2024 operating cash flow target of $2.4 - $2.6 billion and free cash flow projection of $1.2 - $1.3 billion
•Declares quarterly cash dividend of $0.89 per share Class A Common Stock

"Our Beer Business delivered double-digit net sales growth and continued to outperform the market as the top share gainer. Meanwhile, our higher-end Wine and Spirits Business outperformed the higher-end of the U.S. wine category and gained share in that segment. And, we further enhanced our ESG goals with new waste and packaging commitments. Looking ahead, we remain focused on continuing to advance our Fiscal ‘24 outlook and strategic initiatives."

"The solid top-line performance of our Beer Business has reaffirmed our confidence in our annual plans and objectives, and we expect our Wine and Spirits Business to accelerate toward its Fiscal '24 outlook throughout the balance of the year. We are also now closer to our net leverage ratio goal while continuing to return cash to shareholders in-line with our dividend payout ratio target and advancing our modular brewery capacity expansions per capital allocation priorities."

Bill Newlands	Garth Hankinson
President and Chief Executive Officer	Chief Financial Officer

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 1

beer
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
May 31, 2023	107.0		$2,098.6	$797.8
May 31, 2022	99.5		$1,898.2	$762.8
% Change	7.5%	5.5%	11%	5%
HIGHLIGHTS
•Constellation’s Beer Business posted an 11% net sales increase driven by an uplift in shipments of 7.5%, reflecting strong growth across Modelo Especial, the Modelo Chelada brands, Corona Extra, Pacifico, and the successful launch of Modelo Oro. Depletion volume grew 5.5% with selling days flat year-over-year.
•In Circana channels, our Beer Business continued to outpace the entire beer and high-end categories in dollar sales growth and volume growth. Constellation was the #1 share gainer in market dollars for an eighth consecutive quarter, adding 1.5 points in the beer category and 2.2 points in the high-end segment, and now has 6 of the top 15 share gaining high-end brands.
•Modelo Especial grew depletions by nearly 5% and remained the #1 brand in the high-end and #1 brand share gainer in the entire U.S. beer category in Circana dollar sales.
•Modelo Chelada brands continued to be the #1 chelada in the U.S. beer market, posting nearly 40% depletion growth and held 65% market share of the entire chelada segment.
•Corona Extra was the #3 brand in the high-end in Circana channels and delivered depletion growth of approximately 1%.
•Pacifico accelerated depletion growth to more than 14% and rose to the #7 share gainer in the high-end in Circana channels.
•Operating margin decreased 220 basis points to 38.0% as benefits from net sales growth and operational and cost efficiency initiatives were more than offset by increased raw materials due to ongoing inflationary pressures, increased marketing spend across both core products and new product launches, and incremental depreciation and operating costs from brewery capacity expansions.
•The Beer Business continues to expect net sales and operating income growth of 7 - 9% and 5 - 7%, respectively, for fiscal 2024.

wine and spirits
	Shipments	Organic Shipments (1)	Depletions (1)	Net Sales (2)	Organic Net Sales (1)	Operating Income (Loss) (2)
Three Months Ended | In millions; branded product, 9-liter case equivalents
May 31, 2023	5.9	5.9		$416.3	$416.3	$79.3
May 31, 2022	6.8	6.5		$465.0	$444.6	$91.0
% Change	(13.2%)	(9.2%)	(6.3%)	(10%)	(6%)	(13%)
(2) Three months ended May 31, 2022, includes $20.4 million of net sales and $10.4 million of gross profit less marketing that are no longer part of the wine and spirits segment results due to the Wine Divestiture.
HIGHLIGHTS
•In Circana channels, Constellation's higher-end wine brands gained share in the wine category and outpaced the corresponding higher-end wine segment in dollar sales growth.
•Our spirits portfolio delivered growth in Circana channels with strong growth in our higher-end tequila and ready-to-drink cocktail brands.
•Our craft spirits brands posted nearly 40% depletion growth, driven by Mi CAMPO posting depletion growth over 80%.
•Our DTC channels delivered net sales growth of 13% supported by ongoing investments in hospitality and DTC eCommerce.
•Innovation in our Wine and Spirits Business continues to succeed with Meiomi Bright as the #1 new wine brand and FrescaTM Mixed as the #3 new spirits brand in Circana channels(3).
•Operating margin decreased 60 basis points to 19.0% as benefits from favorable pricing and marketing expense and decreased costs in materials and packaging, partly driven by efficiency initiatives, were more than offset by lower shipment volume and unfavorable mix.
•The Wine and Spirits Business continues to expect fiscal 2024 organic net sales decline of 0.5% to growth of 0.5% and operating income growth of 2 - 4%; see Fiscal 2024 Guidance Assumptions under Outlook for more information.

(3) FrescaTM Mixed results are primarily included as part of beer segment but reported under the spirits category in Circana tracked channel data.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 2

outlook
The table sets forth management's current EPS expectations for fiscal 2024 compared to fiscal 2023 actual results, on a reported basis, a comparable basis, and a comparable basis excluding Canopy equity earnings (losses) and related activities.
	Reported		Comparable
	FY24 Estimate	FY23 Actual	FY24 Estimate (Excl. Canopy EIE)	FY23 Actual	FY23 Actual (Excl. Canopy EIE)
Fiscal Year Ending February 28/29	$9.35 - $9.65	$(0.11)	$11.70 - $12.00	$10.65	$11.40
Fiscal 2024 Guidance Assumptions:
•Beer: net sales growth of 7 - 9%; operating income growth of 5 - 7%
•Wine and Spirits: organic net sales decline of 0.5% to growth of 0.5%; operating income growth 2 - 4%, excluding $38.5 million of net sales and $19.5 million of gross profit less marketing that are no longer part of the Wine and Spirits Business results
•Corporate expense: $270 million
•Interest expense: $500 million

•Tax rate: reported approximately 20%; comparable excluding Canopy equity earnings impact approximately 19%
•Weighted average diluted shares outstanding: approximately 184 million
•Operating cash flow: $2.4 - $2.6 billion
•Capital expenditures: $1.2 - $1.3 billion, including approximately $1 billion targeted for Mexico beer operations activities
•Free cash flow: $1.2 - $1.3 billion

The reported EPS guidance includes the fiscal 2024 year to date Canopy equity earnings and related activities impact. Additionally, the company continues to evaluate the future potential equity earnings impact from the Canopy equity method investment and related activities and, as such, these items have been excluded from the guidance assumptions noted above.

BEER BUSINESS CAPITAL EXPANSION
The company plans to invest in the next increment of capacity in Mexico that will provide the long-term flexibility needed to support the expected future growth of its high-end Mexican beer portfolio. As previously announced, total capital expenditures for the Beer Business are expected to be $4.0 billion to $4.5 billion over fiscal 2024 to fiscal 2026. The investment will support the addition of up to 30 million hectoliters of modular capacity and includes the construction of a new brewery in Southeast Mexico in the state of Veracruz, as well as continued modular capacity expansion, optimization, and/or construction activities at the company's existing sites in Nava and Obregon.

CANOPY INVESTMENT
As of May 31, 2023, we evaluated our equity method investment in Canopy and determined there was an other-than-temporary impairment. As a result, a $123.5 million impairment was recorded for the first quarter of fiscal 2024, which is included above in the fiscal 2024 reported EPS outlook. In addition, due to several factors occurring as of May 31, 2023, including those which led to the additional impairment of our equity method investment in Canopy combined with Canopy’s financial results no longer being provided to, or reviewed by, our chief operating decision maker, and no longer being used to make strategic decisions, allocate resources, or assess performance, we have removed Canopy as a reportable segment.

Constellation’s share of Canopy’s equity earnings (losses) and related activities were as follows:
	Reported	Comparable
Three Months Ended I In millions
May 31, 2023	$(219.8)	$(30.8)
May 31, 2022	$(165.0)	$(52.0)

QUARTERLY DIVIDEND
On June 29, 2023, Constellation’s board of directors declared a quarterly cash dividend of $0.89 per share of Class A Common Stock payable on August 24, 2023, to stockholders of record as of the close of business on August 10, 2023.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 3

CONSTELLATION FURTHER STRENGTHENS ESG COMMITMENT WITH NEW WASTE REDUCTION AND CIRCULAR PACKAGING TARGETS
During the first quarter, we announced two new environmental stewardship commitments – pursuing a TRUE Zero Waste to Landfill Certification in key operating facilities(4) and significantly enhancing our use of circular packaging across our beverage alcohol portfolio, both by fiscal 2025. These initiatives will be integrated into the company’s annual operating plans and will further bolster our efforts to serve as good stewards of our environment and natural resources.

As part of this commitment, the company will execute plans to attain TRUE Zero Waste to Landfill Certification in our key operating facilities by fiscal 2025 by further reducing operational waste across our facilities and enhancing diversion from landfills. TRUE Zero Waste to Landfill Certification is the first zero waste certification program dedicated to measuring, improving, and recognizing zero waste performance by encouraging the adoption of sustainable materials management and reduction practices which contribute to positive environmental, health, and economic outcomes.

To achieve our goal of significantly enhancing circular packaging across our beverage alcohol portfolio by fiscal 2025, the company will execute targeted plans to:
•Reduce its ratio(5) of packaging weight to product weight by 10% across its Wine and Spirits portfolio(6).
•Ensure that 80% of packaging from its Wine and Spirits portfolio is returnable, recyclable, or renewable.
•Replace hi-cone plastic rings with recyclable paperboard for all applicable 4-pack and 6-pack SKUs across its Beer portfolio.

These new commitments and targets are part of Constellation’s broader ESG ambitions which are grounded in the following focus areas:
•Serving as good stewards of our environment and natural resources
•Enhancing social equity within our industry and communities
•Promoting responsible beverage alcohol consumption

The company has made meaningful progress in these focus areas over the past year, most notably around water stewardship where it recently surpassed its target of restoring approximately 1.1 billion gallons of water withdrawals from local watersheds, while improving accessibility and the quality of water for communities where the company operates. The company plans to announce a new water stewardship target later this fiscal year and will disclose progress made in each of its ESG focus areas in its 2023 ESG Impact Report which will be released this fall.
(4) Key operating facilities, for the purposes of this target, consist of our major production facilities (i.e., our breweries in Mexico and our U.S. wineries generating the vast majority of waste).
(5) Total packaging weight vs weight of wine or spirits liquid.
(6) From baseline fiscal year 2022 ratio of packaging weight to product weight in Wine and Spirits portfolio.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on Twitter, Instagram, and LinkedIn.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
			Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, growth plans, innovation, new products, future operations, financial position, expected net sales, costs, expenses, operating income, effective tax rates, anticipated tax liabilities, capital expenditures, operating cash flow, and free cash flow, estimated diluted EPS and shares outstanding, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, consumer demand, ESG goals and efforts, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on August 31, 2023, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation’s quiet period, the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections (i) are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), restructuring or other strategic business realignment, or financing or share repurchase that may be completed after the issuance of this release; and (ii) should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections contained in this release are subject to risk, uncertainty, and possible variance from management's expectations regarding:
•water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;
•inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs to consumers through increased selling prices;
•actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges, shifting consumer behaviors, wildfires, and severe weather events, due to, among other reasons, actual supply chain and transportation performance, consumer behaviors, and the severity and geographical reach of wildfires and severe weather events;
•reliance on complex information systems and third-party global networks;
•actual balance of supply and demand for our products and performance of our distributors;
•actual demand, net sales, channel proportions, and volume trends for our products;
•beer operations expansion, optimization, and/or construction activities, scope, capacity, costs (including impairments), capital expenditures, and timing due to, among other reasons, market conditions, our cash and debt position, receipt of required regulatory approvals in accordance with expected dates and terms, and other factors determined by management;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable diseases outbreaks, pandemics, or other widespread public health crises, such as the COVID-19 pandemic, and associated governmental containment actions;
•impact of the military conflict in Ukraine and associated internal destabilization in Russia, geopolitical tensions, and responses, including on inflation, supply chains, commodities, energy, and cybersecurity;
•amount, timing, and source of funds for any share repurchases, exact duration of share repurchase programs, and number of shares outstanding;
•amount and timing of future dividends which are subject to the determination and discretion of our Board of Directors and may be impacted if our ability to use cash flow to fund dividends is affected by unanticipated increases in total net debt, we are unable to generate cash flow at anticipated levels, or we fail to generate expected earnings;
•accuracy of Projections relating to the Canopy investment, including Canopy's plan to create an exchangeable share structure, conversion of our securities, and related matters;
•timeframe and amount of any potential future impairment of our Canopy investment;
•expected impacts of craft beer divestitures and wine and spirits portfolio refinement activities;
•accuracy of supply projections, including for beer operations expansion, optimization, and construction activities, wine and spirits operating activities, inventory levels, and glass sourcing;
•operating cash flow, free cash flow, effective tax rate, and capital expenditures to support long-term growth;
•accuracy of projections associated with market opportunities, new products, and acquisitions, investments, and divestitures;
•general economic, geopolitical, domestic, international, and regulatory conditions, world financial market and banking sector instability, including economic slowdown or recession, litigation risks, unanticipated environmental liabilities and costs, or enhanced competitive activities;
•changes to international trade agreements, tariffs, accounting standards, elections, assertions, or policies, tax laws, or other governmental regulations, and other factors which could impact our reported financial position, results of operations, effective tax rate, or accuracy of any associated Projections;
•changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw materials;
•long-term impacts of the reclassification; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2023, which could cause actual future performance to differ from our current expectations.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 31, 2023	February 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$192.5	$133.5
Accounts receivable	933.1	901.6
Inventories	1,951.4	1,898.7
Prepaid expenses and other	575.6	562.3
Total current assets	3,652.6	3,496.1
Property, plant, and equipment	7,190.1	6,865.2
Goodwill	7,953.9	7,925.4
Intangible assets	2,727.4	2,728.1
Equity method investments	291.3	663.3
Deferred income taxes	2,160.5	2,193.3
Other assets	783.4	790.9
Total assets	$24,759.2	$24,662.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$819.1	$1,165.3
Current maturities of long-term debt	558.1	9.5
Accounts payable	1,003.3	941.5
Other accrued expenses and liabilities	810.0	852.0
Total current liabilities	3,190.5	2,968.3
Long-term debt, less current maturities	10,979.8	11,286.5
Deferred income taxes and other liabilities	1,680.7	1,673.6
Total liabilities	15,851.0	15,928.4
CBI stockholders’ equity	8,585.0	8,413.6
Noncontrolling interests	323.2	320.3
Total stockholders’ equity	8,908.2	8,733.9
Total liabilities and stockholders’ equity	$24,759.2	$24,662.3

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2023	May 31, 2022
Sales	$2,699.5	$2,540.7
Excise taxes	(184.6)	(177.5)
Net sales	2,514.9	2,363.2
Cost of product sold	(1,257.1)	(1,108.2)
Gross profit	1,257.8	1,255.0
Selling, general, and administrative expenses	(493.1)	(438.6)
Operating income (loss)	764.7	816.4
Income (loss) from unconsolidated investments	(415.4)	(187.9)
Interest expense	(118.2)	(88.5)
Loss on extinguishment of debt	(0.7)	(15.3)
Income (loss) before income taxes	230.4	524.7
(Provision for) benefit from income taxes	(91.2)	(125.4)
Net income (loss)	139.2	399.3
Net (income) loss attributable to noncontrolling interests	(3.3)	(9.8)
Net income (loss) attributable to CBI	$135.9	$389.5

Net income (loss) per common share attributable to CBI:
Basic – Class A Common Stock	$0.74	$2.09
Basic – Class B Convertible Common Stock	NA	$1.89

Diluted – Class A Common Stock	$0.74	$2.06
Diluted – Class B Convertible Common Stock	NA	$1.89

Weighted average common shares outstanding:
Basic – Class A Common Stock	183.270	165.335
Basic – Class B Convertible Common Stock	NA	23.206

Diluted – Class A Common Stock	183.863	189.333
Diluted – Class B Convertible Common Stock	NA	23.206

Cash dividends declared per common share:
Class A Common Stock	$0.89	$0.80
Class B Convertible Common Stock	NA	$0.72

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2023	May 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$139.2	$399.3
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	71.8	22.4
Deferred tax provision (benefit)	(0.3)	21.5
Depreciation	105.3	92.7
Stock-based compensation	14.5	16.8
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	220.6	165.5
Noncash lease expense	22.0	21.6
Amortization of debt issuance costs and loss on extinguishment of debt	3.4	17.7
Impairment of equity method investment	123.5	—
Gain (loss) on settlement of pre-issuance hedge contracts	1.0	20.7
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	(31.5)	17.2
Inventories	(57.6)	(83.0)
Prepaid expenses and other current assets	(17.9)	93.7
Accounts payable	34.2	94.5
Deferred revenue	24.3	26.2
Other accrued expenses and liabilities	(73.2)	(166.2)
Other	86.1	(2.4)
Total adjustments	526.2	358.9
Net cash provided by (used in) operating activities	665.4	758.2
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(277.0)	(196.6)
Purchase of business, net of cash acquired	—	(37.2)
Investments in equity method investees and securities	(21.6)	—
Proceeds from sale of assets	—	6.5
Proceeds from sale of business	6.7	—
Other investing activities	—	0.5
Net cash provided by (used in) investing activities	(291.9)	(226.8)

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2023	May 31, 2022
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	744.8	1,846.8
Principal payments of long-term debt	(502.5)	(1,084.7)
Net proceeds from (repayments of) short-term borrowings	(346.3)	(199.0)
Dividends paid	(164.1)	(149.3)
Purchases of treasury stock	(35.0)	(1,007.6)
Proceeds from shares issued under equity compensation plans	15.9	14.0
Payments of minimum tax withholdings on stock-based payment awards	(11.2)	(10.4)
Payments of debt issuance, debt extinguishment, and other financing costs	(5.0)	(25.8)
Distributions to noncontrolling interests	(11.3)	(11.2)
Net cash provided by (used in) financing activities	(314.7)	(627.2)

Effect of exchange rate changes on cash and cash equivalents	0.2	(1.8)

Net increase (decrease) in cash and cash equivalents	59.0	(97.6)
Cash and cash equivalents, beginning of period	133.5	199.4
Cash and cash equivalents, end of period	$192.5	$101.8

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.
The divestiture impacting the period below consists of the sale of certain mainstream and premium wine brands and related inventory (the "Wine Divestiture") (sold October 6, 2022).

	Three Months Ended
	May 31, 2023	May 31, 2022	Percent Change
Consolidated net sales	$2,514.9	$2,363.2	6%
Wine Divestiture (1)	—	(20.4)
Consolidated organic net sales	$2,514.9	$2,342.8	7%

Beer net sales	$2,098.6	$1,898.2	11%

Wine and Spirits net sales (2)	$416.3	$465.0	(10%)
Wine Divestiture (1)	—	(20.4)
Wine and Spirits organic net sales	$416.3	$444.6	(6%)
(1)For the period March 1, 2022, through May 31, 2022, included in the three months ended May 31, 2022.
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended
	May 31, 2023	May 31, 2022	Percent Change
U.S. Wholesale (i)	$344.2	$375.3	(8%)
International (i)	44.4	56.0	(21%)
DTC	17.2	15.2	13%
Other	10.5	18.5	(43%)
Wine and Spirits net sales	$416.3	$465.0	(10%)

(i)Includes the impacts of the Wine Divestiture.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended
	May 31, 2023	May 31, 2022	Percent Change
Beer
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	107.0	99.5	7.5%

Depletions (1)			5.5%

Wine and Spirits
(branded product, 9-liter case equivalents)
Shipments	5.9	6.8	(13.2%)
Organic shipments (2)	5.9	6.5	(9.2%)
U.S. Domestic shipments	5.2	5.8	(10.3%)
U.S. Domestic organic shipments (2)	5.2	5.6	(7.1%)

Depletions (1) (2)			(6.3%)

(1)	Depletions represent U.S. domestic distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)	Includes adjustments to remove shipment and depletion volume associated with the Wine Divestiture for the period March 1, 2022, through May 31, 2022, included in the three months ended May 31, 2022.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT INFORMATION
(in millions)
(unaudited)

Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended
	May 31, 2023	May 31, 2022	Percent Change
Consolidated
Net sales	$2,514.9	$2,363.2	6%
Gross profit	$1,257.8	$1,255.0	—%
Operating income (loss)	$764.7	$816.4	(6%)

Comparable adjustments (1)
Gross profit	$(34.8)	$24.4	NM
Operating income (loss)	$(62.5)	$23.9	NM

Beer
Net sales	$2,098.6	$1,898.2	11%
Segment gross profit	$1,098.7	$1,019.5	8%
% Net sales	52.4%	53.7%
Segment operating income (loss)	$797.8	$762.8	5%
% Net sales	38.0%	40.2%

Wine and Spirits
Wine net sales	$361.0	$404.1	(11%)
Spirits net sales	55.3	60.9	(9%)
Net sales	$416.3	$465.0	(10%)
Segment gross profit	$193.9	$211.1	(8%)
% Net sales	46.6%	45.4%
Segment operating income (loss)	$79.3	$91.0	(13%)
% Net sales	19.0%	19.6%

Corporate Operations and Other
Segment operating income (loss)	$(49.9)	$(61.3)	19%

NM = Not Meaningful
(1)See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended
	May 31, 2023	May 31, 2022
Operating income (loss) (GAAP)	$764.7	$816.4
Less: Comparable adjustments (Non-GAAP) (1)	(62.5)	23.9
Comparable operating income (loss) (Non-GAAP)	$827.2	$792.5

Net income (loss) attributable to CBI (GAAP)	$135.9	$389.5

Plus: Net income (loss) attributable to noncontrolling interests (GAAP)	3.3	9.8
Provision for (benefit from) income taxes (GAAP)	91.2	125.4
Loss on extinguishment of debt (GAAP)	0.7	15.3
Interest expense (GAAP)	118.2	88.5
Adjusted EBIT (Non-GAAP)	349.3	628.5
Less: Comparable adjustments (Non-GAAP) (1)	(446.9)	(111.5)
Comparable EBIT (Non-GAAP)	$796.2	$740.0

Net income (loss) attributable to CBI (GAAP)	$135.9	$389.5
Less: Comparable adjustments (Non-GAAP) (1)	(398.6)	(114.3)
Comparable net income (loss) attributable to CBI (Non-GAAP)	$534.5	$503.8

EPS (GAAP)	$0.74	$2.06
Less: Comparable adjustments (Non-GAAP) (1)	(2.17)	(0.60)
Comparable EPS (Non-GAAP) (2)	$2.91	$2.66

Weighted average common shares outstanding - diluted (2)	183.863	189.333
(1)See page 14 for further information on comparable adjustments.
(2)The comparable adjustments and comparable basis diluted net income (loss) per share (“comparable EPS”) are calculated on a fully dilutive basis. Comparable EPS may not sum due to rounding as each item is computed independently.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended
	May 31, 2023	May 31, 2022
Net gain (loss) on undesignated commodity derivative contracts	$(34.7)	$48.5
Flow through of inventory step-up	(0.7)	(1.0)
Settlements of undesignated commodity derivative contracts	0.6	(23.3)
Recovery of (loss on) inventory write-down	—	0.2
Comparable adjustments, Gross profit	(34.8)	24.4

Restructuring and other strategic business development costs	(14.9)	(1.4)
Transition services agreements activity	(5.7)	(3.4)
Transaction, integration, and other acquisition-related costs	(0.3)	(0.2)
Other gains (losses)	(6.8)	4.5
Comparable adjustments, Operating income (loss)	(62.5)	23.9

Comparable adjustments, Income (loss) from unconsolidated investments	(384.4)	(135.4)
Comparable adjustments, Adjusted EBIT	(446.9)	(111.5)

Comparable adjustments, Loss on extinguishment of debt	(0.7)	(15.3)
Comparable adjustments, (Provision for) benefit from income taxes	49.0	12.5
Comparable adjustments, Net income (loss) attributable to CBI	$(398.6)	$(114.3)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Recovery of (loss on) inventory write-down
We recognized a gain from a change in estimate on reserved bulk wine inventory and certain grapes as a result of smoke damage sustained during the 2020 U.S. West Coast wildfires.
Restructuring and other strategic business development costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure primarily within the Wine and Spirits segment.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Transaction, integration, and other acquisition-related costs
We recognized transaction, integration, and other acquisition-related costs in connection with our investments, acquisitions, and divestitures.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Other gains (losses)
Primarily includes the following:

	Three Months Ended
	May 31, 2023	May 31, 2022
Gain (loss) on sale of business	$(7.0)	$—
Gain from remeasurement of previously held equity method investments	$—	$5.2
Comparable adjustments, Income (loss) from unconsolidated investments
Primarily includes the following:

	Three Months Ended
	May 31, 2023	May 31, 2022
Comparable adjustments to Canopy EIE (see page 16 for further information)	$(189.0)	$(113.0)
Impairment of equity method investment	$(123.5)	$—
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$(71.8)	$(22.4)
Comparable adjustments, Loss on extinguishment of debt
We recognized losses primarily from a premium payment and the write-off of debt issuance costs in connection with tender offers of certain senior notes.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended
	May 31, 2023	May 31, 2022
Net income tax benefit recognized as a result of a change in tax entity classification	$28.9	$—
Net income tax benefit recognized as a result of a legislative update in Switzerland	$4.7	$—

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
The measures that exclude all of our equity in the earnings (losses) of Canopy and related activities on a reported basis are defined as "excluding Canopy EIE." Financial measures excluding Canopy EIE are non-GAAP and are provided because management uses this information to monitor our investment in Canopy. In addition, we believe this information provides our investors valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors.

	Three Months Ended
	May 31, 2023	May 31, 2022
(in millions)
Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(219.8)	$(165.0)
(Provision for) benefit from income taxes (2)	6.5	20.2
Net income (loss) attributable to CBI, Canopy EIE (GAAP) (1)	$(213.3)	$(144.8)

Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(219.8)	$(165.0)

Restructuring and other strategic business development costs	160.6	100.9
Goodwill impairment	14.1	—
Net (gain) loss on fair value financial instruments	6.9	8.9
(Gain) loss on dilution of Canopy stock ownership	3.6	0.2
Acquisition costs	0.9	0.4
Other (gains) losses, net	2.9	2.6
Comparable adjustments, Canopy EIE (Non-GAAP)	189.0	113.0
Comparable equity earnings (losses), Canopy EIE (Non-GAAP) (1)	(30.8)	(52.0)
Comparable (provision for) benefit from income taxes (Non-GAAP) (2)	6.5	7.2
Comparable net income (loss) attributable to CBI, Canopy EIE (Non-GAAP) (1)	$(24.3)	$(44.8)

	Three Months Ended
	May 31, 2023	May 31, 2022
EPS, Canopy EIE (GAAP)	$(1.16)	$(0.78)
Comparable adjustments, Canopy EIE (Non-GAAP)	1.03	0.53
Comparable EPS, Canopy EIE (Non-GAAP) (3)	$(0.13)	$(0.24)

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2023			May 31, 2022
	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)
Reported basis (GAAP)	$230.4	$(91.2)	39.6%	$524.7	$(125.4)	23.9%
Comparable adjustments - (Non-GAAP)	447.6	(49.0)		126.8	(12.5)
Comparable basis (Non-GAAP)	678.0	(140.2)	20.7%	651.5	(137.9)	21.2%
Less: Comparable basis, Canopy EIE (Non-GAAP)	(30.8)	6.5		(52.0)	7.2
Comparable basis, excluding Canopy EIE (Non-GAAP)	$708.8	$(146.7)	20.7%	$703.5	$(145.1)	20.6%

	Three Months Ended
	May 31, 2023	May 31, 2022
Comparable EPS (Non-GAAP) (5)	$2.91	$2.66
Comparable EPS, Canopy EIE (Non-GAAP)	0.13	0.24
Comparable EPS, excluding Canopy EIE (Non-GAAP) (3)	$3.04	$2.90
(1)Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)The benefit from income taxes effective tax rate applied to our Canopy EIE is generally based on the tax rates of the legal entities that hold our investment. The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(3)The comparable adjustments and comparable EPS are calculated on a fully dilutive basis. May not sum due to rounding as each item is computed independently.
(4)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.
(5)See reconciliation of the applicable non-GAAP financial measures on page 13.

EPS Guidance	Range for the Year Ending February 29, 2024
Forecasted EPS (GAAP)	$9.35	$9.65
Comparable adjustments (Non-GAAP) (1)	2.22	2.22
Comparable basis, Canopy EIE (Non-GAAP)	0.13	0.13
Forecasted comparable EPS, excluding Canopy EIE (Non-GAAP) (2)	$11.70	$12.00

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 17

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Actual for the Year Ended February 28, 2023
EPS (GAAP) (3)	$(0.11)
Reclassification (Non-GAAP) (4)	(0.27)
Comparable adjustments (Non-GAAP) (1)	11.03
Comparable EPS (Non-GAAP) (2)	10.65
Comparable basis, Canopy EIE (Non-GAAP)	0.75
Comparable EPS, excluding Canopy EIE (Non-GAAP) (2)	$11.40

(1)	Comparable adjustments include: (2)(5)	Estimated for the Year Ending February 29, 2024	Actual for the Year Ended February 28, 2023
	(Income) loss from unconsolidated investments	$2.09	$9.92
	Net (gain) loss on undesignated commodity derivative contracts	$0.14	$0.06
	Transition services agreements activity	$0.09	$0.08
	Restructuring and other strategic business development costs	$0.06	$0.04
	Net (gain) loss on sale of business	$0.03	$(0.05)
	Flow through of inventory step-up	$0.02	$0.02
	Net income tax benefit recognized as a result of a change in tax entity classification	$(0.16)	$—
	Net income tax provision (benefit) recognized as a result of a legislative update in Switzerland	$(0.03)	$0.06
	Net income tax provision recognized for adjustments to valuation allowances	$—	$1.03
	Settlements of undesignated commodity derivative contracts	$—	$0.31
	Impairments of assets	$—	$0.27
	Costs associated with the Reclassification	$—	$0.20
	Loss on extinguishment of debt	$—	$0.10
	Transaction, integration, and other acquisition-related costs	$—	$0.01
	Net income tax benefit related to a prior period divestiture	$—	$(0.89)
	Other (gains) losses	$—	$(0.11)
	Net flow through of reserved inventory	$—	$(0.01)

(2)
May not sum due to (i) rounding as each item is computed independently and (ii) income allocated through the date of the reclassification, conversion, and exchange of our Class B Convertible Common Stock into our Class A Common Stock (the "Reclassification") for the year ended February 28, 2023. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

(3)	EPS was computed using the two-class method, until such conversion took place pursuant to Reclassification.
(4)	Adjustment for income allocated through the date of the Reclassification.
(5)	See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 18

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2024
Net cash provided by operating activities (GAAP)	$2,400.0	$2,600.0
Purchase of property, plant, and equipment	(1,200.0)	(1,300.0)
Free cash flow (Non-GAAP)	$1,200.0	$1,300.0

	Three Months Ended
	May 31, 2023	May 31, 2022
Net cash provided by operating activities (GAAP)	$665.4	$758.2
Purchase of property, plant, and equipment	(277.0)	(196.6)
Free cash flow (Non-GAAP)	$388.4	$561.6

Constellation Brands, Inc. Q1 FY 2024 Earnings Release	#WORTHREACHINGFOR I 19